UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2009

DUKE REALTY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	1-9044	35-1740409
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street

Suite 100

Indianapolis, IN 46240

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 18, 2009, Duke Realty Corporation (the “Company”) issued a press release announcing that a special meeting of shareholders will be held at 10:00 a.m., local time, on Wednesday, July 22, 2009 at the Company’s offices located at 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240. The purpose of the special meeting is to vote on the proposed amendment to the Third Restated Articles of Incorporation of the Company to increase the number of authorized shares of common stock from 250 million to 400 million and to increase the number of authorized shares of preferred stock from five million to ten million. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

The Company has set May 29, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting.

In connection with the proposed special meeting of shareholders, the Company will be filing a proxy statement with the Securities and Exchange Commission. Pursuant to the proxy statement, the Company’s Board of Directors will be soliciting proxies from the Company’s shareholders. Shareholders are advised to read the proxy statement when it becomes available because it will contain important information. Information regarding the interests of the participants in the solicitation of proxies will be described in the proxy statement. You can obtain copies of the proxy statement free of charge when it becomes available by directing a request to the Company, Investor Relations, 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240. You can also obtain free copies of the proxy statement when it becomes available by accessing the Securities and Exchange Commission’s Web site at http://www.sec.gov.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release, dated May 18, 2009, issued by Duke Realty Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE REALTY CORPORATION

May 19, 2009	By:	/s/ Howard L. Feinsand
Name: Howard L. Feinsand
Title: Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated May 18, 2009, issued by Duke Realty Corporation